                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement File No. 333-66498 (the "Registration Statement") of our report dated February 16, 2001 included in Neuberger Berman Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, and to all references to our Firm included in the Registration Statement.


/s/ Arthur Andersen LLP


New York, New York
August 20, 2001